Dawson
Montana
North Dakota
Wibaux
Golden Valley
Billings
Stark
Slope
Fallon
Carter
Harding
CLR Operated Units
Others Units
South Dakota

Continental
RESOURCES

1
Red River Units
Cedar Hills Units
Buffalo Units
Medicine Pole Hills
Units
Cedar Hills Units: 7
th
largest
onshore oil field in Lower 48
2Q10: 15,080 Boepd
21% of 2009 proved reserves
$82MM in 2010 capex
• 5 new producers drilled 2Q10
Flat, stable production
Exhibit 99.6